Exhibit 8.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

          August 30, 2012

Nordic American Tankers Limited LOM Building 27 Reid Street Hamilton HM 11 Bermuda
Re:	Nordic American Tankers Limited

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax matters relating to Nordic American Tankers Limited (the "Company") and the holders of the Company's common shares.

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement filed by the Company on Form F-3 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, through the date hereof (the "Registration Statement") and the prospectus (the "Prospectus") of the Company included in the Registration Statement. We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions "Risk Factors", therein, we hereby confirm that the opinion of Seward & Kissel LLP with respect to United States federal income tax matters expressed in the Registration Statement under the captions "United States Federal Income Tax Consequences" accurately states our views as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect.

No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP